CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use by reference in this Registration Statement (Post-Effective Amendment No. 39 to the Securities Act Registration No. 333-182417 and Amendment No. 42 to the Investment Company Act Registration Statement No. 811-22718) on Form N-1A of our report dated June 27, 2014, relating to the April 30, 2014 consolidated financial statements of West Shore Real Return Income Fund appearing in this Registration Statement.

We also consent to the reference to our Firm under the caption “Consolidated Financial Highlights” in such Registration Statement.

/s/ Rothstein Kass
Roseland, New Jersey

August 28, 2014